PRINCIPAL UNDERWRITING AGREEMENT

                            Between CONSECO FUND GROUP

                                       and

                            CONSECO EQUITY SALES, INC.


         THIS PRINCIPAL UNDERWRITING AGREEMENT is entered into as of this day of December, 1996, by and between Conseco Fund Group (the Trust ), a Massachusetts business trust, and Conseco Equity Sales, Inc., a Texas corporation (the Underwriter ).


                                   WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company, registered as such pursuant to the provisions of the Investment Company Act of 1940 (the 1940 Act ), and its shares are registered pursuant to the Securities Act of 1933 (the 1933 Act ) ;

         WHEREAS, the Trust consists of the Equity, Asset Allocation and Fixed Income Funds (the Funds, each a Fund ), which are diversified series of the Trust operating as open-end management investment companies under the 1940 Act, and are currently divided into Class A and Class Y shares to be offered to individual and institutional investors, respectively;

         WHEREAS, the Underwriter is registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934 (the 1934 Act ), and is a member in good standing of the National Association of Securities Dealer, Inc. ( NASD );

         WHEREAS,  the  Trust  desires  to  have  its  Funds   shares sold and
   distributed through the Underwriter pursuant to the terms and conditions set forth herein; and

         WHEREAS,   the  Underwriter  desires  and  has  agreed  to  sell  and distribute those shares pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, conditions and agreements contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, mutually agree as follows:


         1.    Employment.    The Trust hereby employs the Underwriter and the
   Underwriter  hereby  accepts  employment  as  the exclusive sales agent for distribution  of  the  shares,  other than sales made directly by the Trust
   without  sales  charge.   The Underwriter agrees to use its best efforts to
   promote  the  sale of the shares, but is not obligated to sell any specific





   number  of  shares.    The  Trust agrees to deliver to the Underwriter such
   shares as it may sell.

         2.    Independent  Contractor.        The  Underwriter shall, for all
   purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to bind or obligate the Trust in any way, except that the Underwriter is authorized to accept orders for the purchase or repurchase of shares as sales agent of the Trust. The Underwriter may appoint sub-agents or distribute shares through dealers or otherwise, as determined necessary or desirable. It is expressly understood and agreed that the services to be rendered by the Underwriter to the Trust pursuant to the provisions of this Agreement are not to be deemed exclusive with respect to the Underwriter s rendering of services, and the Underwriter shall therefore be free to render similar or different services to others; provided that, its ability to render the services described herein shall not be impaired thereby.

         3. Furnishing of Information. The Trust shall furnish to the Underwriter such information with respect to the Trust, the Funds and the shares as the Underwriter may reasonably request. The Trust shall also furnish such information and take such action as the Underwriter may reasonably request in order to qualify the shares for sale to the public under Blue Sky Laws in jurisdictions in which the Underwriter may wish to offer them. The Trust shall furnish the Underwriter at least annually with audited financial statements of its books and accounts certified by i n d ependent public accountants and with such additional financial information as the Underwriter may reasonably request from time to time.

         4.    Offering  Price.        The  shares shall be offered at a price
   equivalent  to  their  net  asset  value  plus,  as appropriate, a variable percentage of the public offering price as a sales load, as set forth in each Fund s Prospectus. On each business day on which the New York Stock Exchange ( NYSE ) is open for business, the Trust shall furnish the
   Underwriter with the net asset value of the shares, which shall be determined and become effective as of the close of business of the NYSE on that day. The net asset value so determined shall apply to all orders for the purchase of shares received by dealers prior to such determination and the Underwriter is authorized in its capacity as agent to accept orders and confirm sales at such net asset value; provided that, such dealers notify the Underwriter of the time when they received the particular order and that the order is placed with the Underwriter prior to its close of business on the day on which the applicable net asset value is determined. To the extent that the Trust s Transfer Agent (the Agent ) and the Custodian(s) for any pension, profit-sharing, employer or self-employed plan receive payments on behalf of the investors, such Agent and Custodian(s) shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value shall be that which is next determined and effective after the time of receipt. In all events, the Underwriter shall forthwith notify all of the dealers comprising its selling group and the Agent and Custodian(s) of the effective net asset value as received from the Trust. Should the Trust at any time calculate the net asset value more frequently than once each

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   business day, procedures comparable to those set forth above shall be followed with respect to such additional price.

         5. Payment of Shares. All premiums and any other monies payable upon the sale, distribution, renewal or other transaction involving the shares shall be paid or remitted directly to the Trust which shall retain all such premiums and monies for its own account. The Underwriter acknowledges that all premiums collected by the Underwriter are held in a fiduciary capacity on behalf of the Trust and are to be paid over to the Trust as soon as possible immediately following receipt and collection.

         6.    Sales  Commission.    (a)  The Underwriter shall be entitled to
   receive a sales commission on the sale of shares in the amounts and according to the procedures set forth in each Fund s prospectuses then in effect under the 1933 Act.

               (b) In addition to the payment of the sales commission provided for in (a) above, the Underwriter may also receive reimbursement for expenses or a maintenance or service fee as may be required by and described in a distribution plan adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act.

               (c) The Underwriter may allow appointed sub-agents or dealers such commissions or discounts as deemed advisable, so long as any such commissions or discounts are set forth in the Funds then current prospectuses to the extent required by the applicable federal and state securities laws.

               (d) It is the sole prerogative of the Trust to establish commission rates to be paid to the Underwriter and the Trust at all times retains an ultimate veto as to commission rates to be paid.

         7. Purchases for Underwriter s Own Account. The Underwriter shall not purchase shares for its own account for the purpose of resale to the public, but the Underwriter may purchase shares for its own investment account upon written assurance that the purchase is for investment purposes only and that the shares shall not be resold except through redemption by the Trust.

         8. Sale of Shares to Affiliates. The Underwriter may sell the shares at net asset value (plus a varying sales charge as appropriate) pursuant to a uniform offer described in the Funds current prospectuses to
   (i) the Trustees, officers and investment adviser of the Trust and to the Underwriter and affiliated companies thereof, (ii) the bona fide, full-time employees or sales representatives of any of the foregoing who have acted as such for at least ninety (90) days, (iii) any trust, pension, profit-sharing or other benefit plan for such persons, or (iv) any other person set forth in the Funds current prospectuses; provided that, such sales are made in accordance with the rules and regulations of the 1940 Act and upon the written assurance of the purchaser that the purchases are made for investment purposes only, not for the purpose of resale to the public, and that the shares will not be resold except through redemption by the Trust.

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         9.    Allocation  of    Expenses.        (a)   The Trust will pay the
   following expenses in connection with the sale and distribution of shares of the Funds:

                     (i) expenses pertaining to the preparation of audited and certified financial statements to be included in any amendments to the Registration Statements under the 1933 Act and 1940 Act, i n c luding any Prospectuses and the Statements of Additional Information included therein;

                     (ii) expenses pertaining to the preparation (including legal fees) and printing of all amendments or supplements filed with the Securities and Exchange Commission, including the copies of the Prospectuses and Statements of Additional Information included in the amendments, other than those necessitated by or related to the Underwriter s activities where such amendments or supplements result in expenses which the Trust would not otherwise have incurred;

                     (iii) expenses pertaining to the preparation, printing a n d distribution of any reports or communications, including Prospectuses and Statements of Additional Information, which are sent to existing shareholders;

                     ( i v) filing and other fees to federal and state securities regulatory authorities necessary to register and maintain registration of the shares; and

                     (v) expenses of the Agent, including all costs and expenses in connection with the issuance, transfer and registration of the shares, including but not limited to any taxes and other government charges in connection therewith.

               (b) Except to the extent that the Underwriter is entitled to reimbursement under the provisions of any 12b-1 distribution plans, the Underwriter shall pay the following expenses:

                     (i)    expense  of  printing  additional  copies  of  the
         Prospectuses and Statements of Additional Information and any amendments or supplements thereto which are necessary to continue to offer shares to the public;

                     (ii) expenses pertaining to the preparation (excluding legal fees) and printing of all amendments and supplements to the Registration Statements if the amendment or supplement arises from, is necessitated by or related to the Underwriter s activities where those expenses would not otherwise have been incurred;

                     (iii) expenses pertaining to the printing of additional copies, for use by the Underwriter as sales literature, of reports or other communications which have been prepared for distribution to existing shareholders or expenses incurred by the Underwriter in advertising, promoting and selling shares to the public.

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         10.   Conduct  of  Business.        Other  than  currently  effective
   Prospectuses and Statements of Additional Information, the Underwriter shall not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations and have been filed, where necessary, with the appropriate regulatory authorities. The Underwriter shall furnish the Trust with copies of all such material prior to its use and no such material shall be published if the Trust reasonably and promptly objects.

         11. Redemption or Repurchase within Seven Days. If shares are tendered to the Trust for redemption or are repurchased by the Trust within seven (7) business days after the Underwriter s acceptance of the original purchase order for the shares, the Underwriter shall immediately refund to the Trust the full amount of any sales commission (net of allowances to dealers or brokers) allowed to the Underwriter on the original sale, and shall promptly, upon receipt thereof, pay to the Trust any refunds from dealers or brokers of the balance of sales commissions reallowed by the Underwriter. The Trust shall notify the Underwriter of such tender for redemption within ten (10) days of the day on which notice of such tender for redemption is received by the Trust.

         12.   Suspension  of  Sales.        The Trust shall have the ultimate
   right to cease to offer and issue any shares available to the Underwriter hereunder. The Trust reserves the right at all times to suspend or limit the public offering of the shares upon written notice to the Underwriter and to reject any order in whole or in part.

         13. Liability. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Underwriter, the Underwriter shall not be subject to liability to the Trust or to any of its shareholders for any act or omission in the course of or in connection with rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         14. Term of Agreement. This Agreement shall become effective on the date hereof and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuation is approved at least annually by (i) the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund(s) and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

         15.   Termination.       This Agreement may be terminated at any time
   without payment of any penalty (a) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund(s), upon delivery of sixty (60) days written notice to the Underwriter, or (b) by the Underwriter upon sixty (60) days written notice to the Trust. This


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   Agreement shall terminate automatically in the event of any transfer or assignment hereof.

         16.   No  Waiver.        The  waiver by any party of any breach of or
   default under any provision or portion of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or default.

         17.   Severability.        The  provisions of this Agreement shall be
   considered severable and if for any reason any provision of this Agreement which is not essential to the effectuation of the basic purpose of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

         18.   Counterparts.     This Agreement may be executed in two or more
   counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         19. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties pertaining to the subject matter hereof, whether oral or written. This Agreement may only be modified or amended by mutual written agreement of the parties hereto and, as required, upon approval of a majority of the outstanding voting securities of the Fund(s).

         20.   Definitions.       For purposes of application and operation of
   the provisions of this Agreement, the terms net asset value, offering price, investment company, open-end investment company, assignment, principal underwriter, interested person and majority of the outstanding voting securities shall have the meanings set forth in the 1933 Act and 1940 Act, as applicable, and the rules and regulations promulgated thereunder.

         21.   Notices.        Any  notice  under  this  Agreement shall be in
   writing, addressed and delivered or mailed postage prepaid to the other party at the address such other party may designate from time to time for the receipt of such notices.

         22.   Applicable  Law.      This  Agreement  shall be governed by and
   construed in accordance with the laws of the State of Indiana.

         23. Limitations of Liability of the Trustees and Shareholders. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.


                                           CONSECO FUND GROUP

   ATTEST:

                                           By:

                                           [title]



                                           CONSECO EQUITY SALES, INC.

   ATTEST:
                                           By:

                                           [title]
































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